                                                                    Exhibit 99.2
February 13, 1997

           [LETTERHEAD OF CHARLES E. SMITH RESIDENTIAL REALTY, INC.]

Charles E. Smith Residential Issues 2.7 million shares of Primary Common Stock

    ARLINGTON, VA--Charles E. Smith Residential Realty, Inc. (NYSE:SRW) is pleased to announce the successful issuance of 2.7 million shares of common stock priced at the close of business February 12, 1997 based upon the last trade of $28.375. The funds will be used primarily to fund pending acquisitions.

    Charles E. Smith Residential Realty, Inc. is a self-managed Real Estate Investment Trust that is the largest publicly traded multifamily real estate company focused on the greater Washington, D. C. Region. The Company and its subsidiaries and affiliates own, acquire, develop and manage multifamily residential properties, and provide related real estate services to other property owners in the Washington, D.C. area.


                                     E-10